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                                                                  EXHIBIT (h)(x)

                       SCUDDER FUND ACCOUNTING CORPORATION

May 26, 2005


Ms. Jean S. Carr
State Street Bank and Trust Company
Lafayette Corporate Center
Legal Division LCC/2S
2 Avenue de Lafayette
Boston, MA 02111


        RE: SCUDDER VALUE SERIES, INC. - SCUDDER DREMAN CONCENTRATED VALUE FUND



Ladies and Gentlemen:

This is to advise you that Scudder Value Series, Inc. ("the Fund") has established a new series of shares to be known as Scudder Dreman Concentrated Value Fund effective June 1, 2005. In accordance with the Additional Funds provision of Section 1 of the Sub-Administration and Sub- Accounting Agreement, dated as of April 1, 2003, by and among State Street Bank and Trust Company, Deutsche Investment Management Americas, Inc., Scudder Fund Accounting Corporation ("SFAC") and Investment Company Capital Corporation, by this letter SFAC hereby requests that you act as Fund Accountant for the new series under the terms of the aforementioned contract.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one copy for your records.

                                                Sincerely,

                                                SCUDDER FUND ACCOUNTING
                                                CORPORATION

                                                By:
                                                   -----------------------------

                                                Name: A. Thomas Smith
                                                     ---------------------------

                                                Title: Assistant Secretary
                                                      --------------------------

AGREED AND ACCEPTED:

STATE STREET BANK AND TRUST COMPANY

By:
   -----------------------------
Name:  Joseph L. Hooley
Title: Executive Vice President           Effective Date:                 , 2004
                                                         -----------------